You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares. MONDEE HOLDINGS, INC. 10800 Pecan Park Blvd. Suite 315 Austin, Texas 78750 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on June 28, 2023 *Stockholders are cordially invited to attend the Annual Meeting and vote virtually. Dear Stockholder, The 2023 Annual Meeting of Stockholders of Mondee Holdings, Inc. will be held virtually at https:www.cstproxy.com/mondee/2023, on June 28, 2023, at 8:00 a.m. (CT). Proposals to be considered at the Annual Meeting: (1) To consider and act upon a proposal to elect to the Company’s Class I Board of Directors two persons nominated by the Board of Directors; (2) To consider and act upon a proposal to ratify the appointment of KNAV as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and (3) Such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote “FOR” all nominees under Proposal 1, and “FOR” Proposal 2. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. The Proxy Materials are available for review at: https://www.cstproxy.com/mondee/2023 CONTROL NUMBER MONDEE HOLDINGS, INC. c/o Continental Proxy Services 1 State Street, New York NY 10004 22238 Mondee Holdings Proxy Notice. Front Vote Your Proxy on the Internet: Go to http://www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares. Vote during the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically during the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/mondee/2023

Mondee Holdings, Inc. 10800 Pecan Park Blvd Suite 315 Austin, Texas 78750 Important Notice Regarding the Availability of Proxy Materials For the 2023 Annual Meeting of Stockholders to be Held On June 28, 2023 The following Proxy Materials are available to you to review at: https://www.cstproxy.com/mondee/2023 - the Company’s Annual Report for the year ended December 31, 2022; - the Company’s 2023 Proxy Statement; - the Proxy Card; and - any amendments to the foregoing materials that are required to be furnished to shareholders. This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before June 18, 2023 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company. ACCESSING YOUR PROXY MATERIALS ONLINE Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your Control number. REQUESTING A PAPER COPY OF THE PROXY MATERIALS By telephone please call 1-888-266-6791, or By logging on to https://www.cstproxy.com/mondee/2023 or By email at: proxy@continentalstock.com Please include the company name and your control number in the subject line. 22238 Mondee Holdings Proxy Notice. Back